Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

GRANT VENTURES, INC.

WARRANT TO PURCHASE              SHARES OF COMMON STOCK

(SUBJECT TO ADJUSTMENT)

(Void after                 , 2009)

PPW -

THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received,                            (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after                 , 2004 (the “Exercise Date”) and on or prior to the close of business on               , 2009 (the “Termination Date”), but not thereafter, to subscribe for and purchase from GRANT VENTURES, INC., a                    corporation (the “Company”), up to [        ] shares (the “Warrant Shares”), of common stock, par value $       per share, of the Company (the “Common Stock”). The initial purchase price of one (1) share of Common Stock under this Warrant shall be equal to $0.1835 (the “Exercise Price”).  The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided elsewhere herein.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement dated the date hereof between the Company and the Purchasers set forth on Schedule 1 thereto (the “Purchase Agreement”).

1.                                       Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2.                                       Authorization of Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue and liens and charges incurred by the Holder).

3.                                       Exercise of Warrant

(a)                                  Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Warrant Shares (subject to Section 3(d) below), thereby purchased by wire transfer or cashier’s check drawn on a United States bank or by means of a cashless exercise pursuant and subject to Section 3(d) (if applicable), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid; provided, however, that (i) if the Company elects (and the Holder is able to receive electronic delivery in such manner), or (ii) if the Holder requests, and provided that the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (or FAST) program, the Company may or shall, as the case may be, cause its transfer agent to electronically transmit the Warrant Shares by crediting the account of the Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (or DWAC) system.

This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised by receipt by the Company of the Notice to Exercise and payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 have been paid.  If such conditions by the Holder have been met, and the Company fails to deliver to the Holder the Warrant Shares pursuant to this Section 3(a) by the close of business on the third (3rd ) Trading Day after the date of such conditions being met by the Holder, then the Holder will have the right to rescind such exercise.

(b)                                 If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c)                                  If, but only if, at the time of exercise of this Warrant (in whole or in part) at any time after the Exercise Date there is no effective Registration Statement which is then available registering the resale of the Warrant Shares by the Holder, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                    the Closing Price on the Trading Day preceding the date of such election;

(B) =                      the Exercise Price of the Warrants, as adjusted; and

(X) =                     the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

4.                                       No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5.                                       Charges, Taxes and Expenses.  Issuance of the Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event the Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the payment of a sum sufficient for any transfer tax incidental thereto.

6.                                       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7.                                       Transfer, Division and Combination.

(a)                                  Subject to compliance with any applicable securities laws and the conditions set forth in Section 1 and Section 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)                                 This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)                                  The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d)                                 The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e)                                  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel reasonably satisfactory to the Company (which opinion shall be in form, substance and scope reasonably satisfactory to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

8.                                       No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9.                                       Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10.                                 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of New York.

11.                                 Certain Adjustments to Exercise Price and Number of Warrant Shares.

(a)                                  Stock Splits, Etc.  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder pursuant to this Section 11(a), the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)                                 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock (other than as set forth in Section 11(a)), merge with or into or consolidate with another corporation or other entity (where the Company is not the surviving corporation or where there is a change in or distribution with respect to any class of common stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation or other entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or other entity (“Other Property”), are to be received by or distributed to the holders of common stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) and, if an entity different from the successor or acquiring corporation, the entity whose common stock or Other Property the holders of the Common Stock are entitled to receive as a result of such transaction, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11(b). For purposes of this Section 11(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

12.                                 Voluntary Adjustment by the Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

13.                                 Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

14.                                 Notice of Corporate Action. If at any time:

(a)                                  the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)                                 there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same is expected to take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which the holders of Common Stock shall be entitled to receive any such dividend, distribution or right, and the amount and character thereof, and (ii) the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).  Failure to give such notice, or any defect therein, shall not affect the validity of such action, so long as such failure does not materially prejudice the rights of the Holders.

15.                                 Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for (or facilitate electronic delivery of) the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take reasonable commercial action to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal Trading Market upon which the Common Stock may be listed.

(a)                                  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(b)                                 Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

16.                                 Miscellaneous.

(a)                                  Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the

City, County and State of New York. By its execution hereof, the Company, and by its acceptance of this Warrant, the Holder, hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

(b)                                 Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant will have legends imprinted upon any stock certificates evidencing such Warrant Shares and the Company will notify its transfer agent of restrictions upon resale imposed by the applicable state and federal securities laws.

(c)                                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d)                                 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement; provided, however, upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(e)                                  Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f)                                    Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(g)                                 Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h)                                 Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(i)                                     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j)                                     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17.                                 Redemption of Warrants.

(a)                                  Commencing on                     , 2004, on not less than ten (10) days’ written notice (the “Redemption Notice”), to the holder of this Warrant, this Warrant may be redeemed, at the option of the Company, in whole and not in part, at a redemption price of $.01 per Warrant (the “Redemption Price”), provided (i) the “Market Price” of a share of Common Stock shall equal at least two hundred percent (200%) of the Exercise Price for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the date of the Redemption Notice (the “Target Price”), subject to adjustments as set forth in Section 11 hereof, (ii) the Company then has sufficient authorized capital to permit issuance of the full number of Warrant Shares upon exercise of the Warrant, (iii) the Warrant Shares are  listed or included for trading on a Trading Market and (iv) a registration statement covering the Warrant Shares filed under the Securities Act of 1933, as amended (the “Securities Act”) has been declared effective by the Securities and Exchange Commission and remains effective on the date fixed for redemption of this Warrant (the “Redemption Date”). For purposes of this Warrant, Market Price is defined as the closing bid price per share of Common Stock on the principal Trading Market on which the Common Stock is included for trading; provided,  that if there is no trading in the Common Stock on a particular Trading Day on the relevant principal Trading Market, the Market Price for that day shall be the Market Price on the last preceding Trading Day on which there was trading in the Common Stock on the principal Trading Market.

(b)                                 If the conditions set forth in Section 17 are met, and the Company desires to exercise its right to redeem this Warrant, it shall mail a Redemption Notice to the registered holder of this Warrant by first class mail, postage prepaid, not later than the fifth (5th) day before the date fixed for redemption, as provided in Section 17(a) hereof.

(c)                                  The Redemption Notice shall specify (i) the Redemption Price, (ii) the Redemption Date, (iii) the place where the Warrant certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise this Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed, or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that the Redemption Notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(d)                                 Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the holder of this Warrant shall have no further rights except to receive, upon surrender of this Warrant, the Redemption Price.

(e)                                  From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the holder thereof the warrant certificates evidencing this Warrant being redeemed, deliver, or cause to be delivered to or upon the written order of such holder, a sum in cash equal to the Redemption Price of this Warrant. From and after the Redemption Date, this Warrant shall expire and become void and all rights hereunder and under the warrant certificates, except the right to receive payment of the Redemption Price, shall cease.

(f)                                    If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionately adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:              , 2004

GRANT VENTURES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE*

To:                                                    GRANT VENTURES, INC.

The undersigned hereby elects to purchase                  Warrant Shares of GRANT VENTURES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

1.                                       Payment shall take the form of (check applicable box):

☐                                    in lawful money of the United States; or

☐                                    the cancellation of such number of Warrant Shares as is necessary, in accordance with and pursuant to Section 2(c) (but only if, at the time of exercise of this Warrant at any time after the Exercise Date there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder or the Holder is otherwise prohibited from reselling its Warrant Shares pursuant to an effective Registration Statement), to exercise this Warrant with respect to the number of Warrant Shares specified above purchasable pursuant to the cashless exercise procedures set forth in Section 2(c).

2.                                       Please issue a certificate or certificates representing (or facilitate electronic delivery of) said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

3.                                       The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and reaffirms the representations and warranties set forth in Section 3.2 of the Purchase Agreement as if made on the date hereof.

[PURCHASER]

By:
Name:
Title:

*  All capitalized terms not otherwise defined herein shall have the meanings set forth in or incorporated by reference in the Warrant.

FORM OF ASSIGNMENT*

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within the Warrant, with respect to the number of Warrant Shares of Common Stock set forth below:

Name of Assignee	Address	No. of Warrant Shares

and does hereby irrevocably constitute and appoint                                                      Attorney to make such transfer on the books of GRANT VENTURES, INC., maintained for the purpose, with full power of substitution in the premises.

Dated:

(Signature)

(Witness)

The undersigned Assignee of the Warrant hereby makes to GRANT VENTURES, INC., as of the date hereof, with respect to the Assignee, all of the representations and warranties made by the Holder in the Registration Rights Agreement and the Purchase Agreement, and the undersigned Assignee agrees to be bound by all the terms and conditions of the Purchase Agreement, the Warrant and the Registration Rights Agreement.

Dated:

(Signature)

*  All capitalized terms not otherwise defined herein shall have the meanings set forth in or incorporated by reference in  the Warrant.